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                                                                    Exhibit 10.8

                        THOROUGHBRED HORSEMEN'S AGREEMENT
                        ---------------------------------

         THIS AGREEMENT is entered into this 20/th/ day of February, 2002, effective as of January 1, 2002, by and among COLONIAL DOWNS, L.P., a Virginia limited partnership, STANSLEY RACING CORP., a Virginia corporation (collectively, "Colonial Downs"), and the VIRGINIA HORSEMEN'S BENEVOLENT AND PROTECTIVE ASSOCIATION, INC., a Virginia not-for-profit corporation (the "VHBPA").

         WHEREAS, Colonial Downs owns and operates in New Kent County, Virginia, the facility known as the Colonial Downs racetrack (the "Racetrack") and four satellite wagering facilities located in Brunswick, Chesapeake, Hampton and Richmond, Virginia (the "SWFs");

         WHEREAS, the VHBPA is a trade organization composed of owners, trainers, owner-trainers, and owner-breeders of thoroughbred race horses (its "Members");

         WHEREAS, the VHBPA provides benevolence programs and other services for its Members and their employees and other participants in thoroughbred horse racing who are and will be engaged in live racing at the Racetrack; and

          WHEREAS, the parties hereto desire to continue and enhance a close and understanding relationship among owners and trainers of thoroughbred race horses (the "Horsemen"), including VHBPA Members, the VHBPA, Colonial Downs, and the public;

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         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties desiring to be legally bound agree as follows:

         1. Effective Date and Term of Agreement. This Agreement shall become
            ------------------------------------
effective as of 12:01 a.m. on January 1, 2002, and shall remain in effect through midnight on December 31, 2002 (the "Term"), unless otherwise terminated as provided herein.

         2. Exclusive Representation. During the Term of this Agreement, the
            ------------------------
VHBPA shall be the exclusive representative of its Members with respect to the matters set forth herein. The VHBPA hereby warrants and represents that it is the Horsemen's organization representing a majority of the Horsemen racing at the Racetrack, and Colonial Downs hereby recognizes it as such.

         3. Accounts.
            --------

            A. Thoroughbred Partners' Account. Colonial Downs and the VHBPA
               ------------------------------
currently maintain an account at the Charlottesville, Virginia branch of the Virginia National Bank (the "Thoroughbred Partners' Account" or the "Account"). The parties agree that the financial institution(s) at which the Thoroughbred Partners' Account is maintained may be changed at any time by agreement of the parties. Colonial Downs and the VHBPA agree that all funds maintained in the Thoroughbred Partners' Account are funds that are to be maintained in trust on behalf of and for the benefit of Horsemen and distributed according to regulations promulgated by the Virginia Racing Commission (the "Commission") from time to time and by agreement between the parties to this

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Agreement. In furtherance of such purpose, the parties hereto have executed the trust agreement attached as Exhibit A and have had the Thoroughbred Partners' Account designated a trust account by the financial institution at which the Thoroughbred Partners' Account is maintained. The parties shall take similar steps to have the Thoroughbred Partners' Account designated as a trust account by any other financial institution(s) to which the Account is moved. In addition, either party may elect upon written notice to the other party to have a third-party trustee, acceptable to both parties, appointed as trustee of the Account. All interest and other earnings whatsoever on the amounts paid or deposited into the Thoroughbred Partners' Account shall accrue solely to the benefit of the Thoroughbred Partners' Account. All funds paid or deposited into the Thoroughbred Partners' Account (i) shall be invested in an interest-bearing account that provides market rates of return, or government or bank securities, and (ii) shall be used for purses and for such other purposes as the parties may agree and the Commission may approve.

            B. Horsemen's Account. Monies payable to Horsemen as purses under
               ------------------
this Agreement shall be deposited from the Thoroughbred Partners' Account into a separate account (the "Horsemen's Account) as needed to pay purses. The appropriate portions of purse money shall be made available to the earners thereof within seventy-two (72) hours (dark days and Sundays excluded) after the result of the race in which such money was earned has been declared official; provided, that in the event of any dispute as to the result of a race due to a drug test or other regulatory inquiry, the purse money shall not be made available until final resolution of the dispute by the stewards, the Commission or the courts, as the case

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may be. No portion of such money payable as purses to any earner thereof (other than jockey and gate fees) shall be deducted by Colonial Downs unless requested in writing by the person to whom such monies are payable or his duly authorized representative or as required by order of the stewards or a court.

            C. Availability of Information on Accounts. The Thoroughbred
               ---------------------------------------
Partners' Account and the Horsemen's Account and the investment or deposit schedules of Colonial Downs with respect to such accounts during any Race Meeting shall be subject to examination at any reasonable time by the President of the VHBPA or his or her designee.

            D. Distribution of Interest and Other Earnings on Accounts. Interest
               -------------------------------------------------------
and any other earnings on the Thoroughbred Partners' Account and Horsemen's Account shall be distributed fifty percent (50%) thereof to each of (a) Colonial Downs, to help defray the costs of maintaining such accounts, including, but not limited to, the Horsemen's bookkeeper and any third-party trustee fees; and (b) the VHBPA for the benefit of Horsemen in its sole and absolute discretion.

         4. Purse Amounts.
            -------------

            A. Amounts To Be Deposited. Colonial Downs shall deposit into the
               -----------------------
Thoroughbred Partners' Account the amounts specified in paragraph 13 of ss. 59.1-369 of the Code of Virginia and shall deposit into the Horsemen's Account the amounts specified for purses in subsections D(1) and G(1) of (S) 59.1-392 of the Code of Virginia. Colonial Downs also shall deposit into the Thoroughbred Partners' Account fifty percent (50%) of all revenues it receives

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from the sale of its live thoroughbred race signal to entities outside Virginia in excess of Three-Hundred Fifty-Five Thousand Nine-Hundred Thirty-Two and No/100 Dollars ($355,932.00) less twenty-one percent (21%) of such excess amount to cover Colonial Downs' direct operational costs associated with that sale. Revenues from signal sales shall be based on information provided by Colonial Downs to the VHBPA using accounting practices generally accepted in the horse racing industry. Further, Colonial Downs shall not enter into an agreement, without the prior written consent of the VHBPA, which consent shall not be unreasonably withheld, delayed or conditioned, regarding telephone account or other electronic media wagering systems pursuant to which Colonial Downs would receive any fee from Television Games Network or any other telephone or other electronic media account wagering entities for the right to accept wagers from account holders located in Virginia on thoroughbred races simulcast from within or outside of Virginia. The foregoing sentence shall not apply to Colonial Downs' existing and future agreements for the sale of its live thoroughbred racing signals to simulcast venues to which the VHBPA's consent is governed by
Section 15 of this Agreement.

            B. Virginia Derby. Colonial Downs agrees that the amount of purses
               --------------
to be paid for the Virginia Derby shall be fixed with the consent of the VHBPA, which consent shall not be unreasonably withheld, delayed or conditioned.

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Colonial Downs also agrees, subject to the approval of the Maryland-Virginia
Racing Circuit, Inc. ("MVRC"), a subsidiary of the Maryland Jockey Club that manages Colonial Downs' Racetrack and SWFs pursuant to an Amended and Restated Management and Consulting Agreement, effective January 15, 1999, as amended, between Colonial Downs and MVRC, that any funds generated by sponsorship(s) or promotional fees paid to Colonial Downs with respect to the Virginia Derby, from whatever source derived, shall be paid in their entirety to the Thoroughbred Partners' Account in addition to the amounts specified in subsection A of this Section unless the parties to this Agreement and MVRC agree otherwise. Colonial Downs shall endeavor in good faith to secure MVRC's consent to the foregoing.

         C.   National Thoroughbred Racing Association ("NTRA") Dues. The VHBPA
              ------------------------------------------------------
may, in its discretion, designate a portion of total purse monies to be paid as the VHBPA dues payable to the NTRA. If so designated, those dues to be paid from the total purse monies available shall be paid as directed by the VHBPA.

         D.   Stakes Race Purses. The percentage of the purse monies under
              ------------------
subsections A and B above, excluding promotional fees and sponsorships, to be paid to Horsemen participating in stakes races held at the Racetrack shall be limited to twenty percent (20%) of the total purses paid unless the VHBPA in its sole and absolute discretion consents to a higher percentage. Such consent shall be granted by the VHBPA as necessary to assist Colonial Downs in its attempts to achieve graded status for the Virginia Derby.

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         E.   Administrative Fee. The administrative fee paid to the VHBPA for
              ------------------
services rendered to Horsemen as the majority Horsemen's group shall be as provided in subsection S of (S)59.1-392 of the Code of Virginia. For 2002, that amount shall include the authorized percentage of all monies paid into the Thoroughbred Partners' Account without consideration of any amounts repaid in 2002 as advances against purses in prior years. The parties shall agree on advance payments of the administrative fee between live thoroughbred Race Meetings at the Racetrack in recognition of the VHBPA's year round service to Horsemen, obligations with respect to Horsemen's interests before the Commission, and the VHBPA's efforts to assist Colonial Downs on legislative issues.

         F.   Other Legalized Wagering. Except as otherwise specifically
              ------------------------
provided herein, in the event that wagers other than on thoroughbred horse racing, including, but not limited to, the sale of lottery tickets and/or participation in other wagering enterprises at the Racetrack and/or the SWFs, are authorized by legislative action and a portion of the proceeds is provided by that legislation for thoroughbred racing, the parties shall be bound by the allocations in such legislation. In the event the allocation of revenues is not addressed by such legislative action, the parties shall negotiate in good faith a written agreement governing the allocation between them of the revenues to be received for thoroughbred racing from that legislative action.

     5.  Purse Mechanics.
         ---------------

         A.   Purse Schedules and Condition Books. Colonial Downs shall use its
              -----------------------------------
reasonable judgment to estimate attendance, pari-mutuel handle and breakage

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for thoroughbred racing. Using that information and after consultation with a designated representative of the VHBPA, Colonial Downs shall establish a tentative average daily overnight purse schedule and a tentative stakes purse schedule for each Race Meeting in accordance with the terms of this Agreement. Colonial Downs shall exercise reasonable care to avoid significant underpayments or overpayments of purses at all Race Meetings. Colonial Downs shall send to the VHBPA its first condition book and proposed purse schedules for each Race Meeting before they are sent to the printer.

         B.   Funding of Purses. Colonial Downs shall arrange for an advance to
              -----------------
the Thoroughbred Partners' Account of up to $2,000,000 as may be necessary to pay the purse amounts for the days of live thoroughbred racing in each calendar year during the Term of this Agreement, as determined in Section 6 below, if there is a temporary shortfall in that Account. Any such advance shall be repaid to the party or parties providing such advance from funds accruing to the Thoroughbred Partners' Account for the remainder of the calendar year in which the advance is made on a "first dollar in first dollar out" basis and, if there is any advance that has not yet been repaid by the end of that calendar year, from funds accruing to the Thoroughbred Partners' Account commencing on January 1 of the following calendar year on a "first dollar in first dollar out" basis. Any such advance shall bear interest, payable from the Thoroughbred Partners' Account, at a rate mutually acceptable to the party or parties advancing the funds, Colonial Downs and the VHBPA.

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         C.   Overpayment of Purses. Colonial Downs and the VHBPA shall
              ---------------------
cooperate to the fullest extent possible to avoid overpayment of purses to Horsemen as of the end of any year during the Term of this Agreement. If Colonial Downs makes an overpayment in excess of the amount computed under
Section 4 above, the overpayment shall be repaid to Colonial Downs from funds accruing to the Thoroughbred Partners' Account commencing on January 1 of the following calendar year on a "first dollar in first dollar out" basis.

         D.   Underpayment of Purses. During any Race Meeting, Colonial Downs
              ----------------------
shall increase purses as reasonable and appropriate to minimize the possibility of underpayment of purses to Horsemen. Colonial Downs shall use its reasonable best efforts to help assure that there are no underpayments of purses at any Race Meeting.

         E.   Purse Notices. The pari-mutuel handle, pari-mutuel handle
              -------------
commission, and purse distribution figures, as well as the percentage figures that represent the relationship between purses and the total of pari-mutuel income and breakage shall be posted on the bulletin board in the Racing Secretary's office each day of a Race Meeting.

         F.   Collection of Nomination, Starter and Similar Fees. Colonial Downs
              --------------------------------------------------
shall use its commercially reasonable efforts to collect promptly all nomination, starter and similar fees that are, or prior to 2002 were, incurred by participants. By April 1, 2002, Colonial Downs shall provide to the VHBPA an invoicing schedule for current and anticipated obligations of Horsemen, and the VHBPA shall use its commercially reasonable efforts to assist Colonial Downs in

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the collection of such fees. If, however, despite the efforts of the parties, such fees attributable to the 2002 Race Meeting remain unpaid six months after the conclusion of that Race Meeting, then Colonial Downs shall be entitled to assign the accounts receivable for such fees to the VHBPA for collection and to be reimbursed from the Thoroughbred Partners' Account for the aggregate amount of such fees; provided, however, that fees arising from nominations or entries which the parties agree, acting reasonably and in good faith, were accepted by the Racing Secretary for promotional or marketing purposes shall not be included in the amounts for which reimbursement is sought and shall not be assigned to the VHBPA.

     6.  Number of Days of, and Dates and Average Daily Purses for, Live
         ---------------------------------------------------------------
Thoroughbred Racing. Not less than fifteen (15) days prior to the deadline for
-------------------
submission to the Commission, Colonial Downs and the VHBPA shall make reasonable efforts to agree upon the number of days of, and the dates and average daily purses for, live thoroughbred racing at the Racetrack for the following calendar year, and shall then present such agreed upon schedule and average daily purses to the Commission for approval. If the parties are unable to agree upon a particular number of days of, dates for and/or average daily purses for live thoroughbred racing for any such calendar year, Colonial Downs shall submit to the Commission its requested number of days of, dates for and/or average daily purses for live thoroughbred racing for that calendar year, and the VHBPA shall also simultaneously convey to the Commission its requested number of days of, dates for and/or average daily purses for live thoroughbred racing for that calendar year. Pursuant to the Commission's Order, dated November 30, 2001, 26 days of

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thoroughbred racing from June 21 to July 23, 2002, shall be conducted at the
Racetrack, unless the parties otherwise agree and the Commission approves those other agreed upon dates.

     7.   Races and Awards for Virginia-Bred, Virginia-Owned and Virginia-Sired
          ---------------------------------------------------------------------
Horses. Colonial Downs shall include in its condition book opportunities to race
------
for Virginia-bred, Virginia-owned and Virginia-sired thoroughbred horses, including those that typically race for lower purses as well as those that typically race for higher purses. To the extent reasonably possible, in filling races, Colonial Downs shall give preference to Virginia-bred and Virginia-sired horses that are stabled at the Racetrack or elsewhere in Virginia. Awards from the Virginia Breeders Fund for Virginia-bred, Virginia-owned and Virginia-sired horses shall continue to be distributed according to guidelines approved by the Commission.

     8.   Satellite Wagering Facility Expansion. Colonial Downs and the VHBPA
          -------------------------------------
agree that a greater dollar volume in annual handle is necessary to increase the number of days of quality racing in Virginia, and that increased handle will most likely occur by opening additional satellite wagering facilities ("SWFs"). With SWF expansion as a goal, the parties agree to establish a five-person SWF Committee to study such matters as the feasibility of particular sites for additional SWFs and proposed business plans detailing, among other things, financing, ownership, and target dates for opening additional SWFs. Colonial Downs, with the input of the Maryland-Virginia Racing Circuit, Inc., shall appoint two Committee members; the VHBPA shall appoint two Committee members; and the fifth member shall be appointed by agreement of the other four members. The SWF Committee

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shall begin its work no later than April 1, 2002, which shall be financed in part by $20,000 from the VHBPA's share of the signal sale, referenced in subsection A of Section 4 above, and by such additional funds from Colonial Downs as may be provided for carrying out the Committee's work.

     9.   Stalls and Track Facilities.
          ---------------------------

          A.   Availability of Stalls and Track Facilities Before, During and
               --------------------------------------------------------------
After Race Meetings. Colonial Downs shall make available at least one thousand
-------------------
(1,000) stalls to Horsemen during each Race Meeting. Access to the racing strip, barns, track kitchen facilities, dormitories, and related backside facilities at the Racetrack (collectively, the "Backside Facilities") necessary for training purposes shall be made available by Colonial Downs without charge (i) prior to each live Race Meeting, to Horsemen who have horses training for that live Race Meeting, and (ii) following each live Race Meeting, to Horsemen who have raced at the Racetrack during that Race Meeting. The Backside Facilities shall be made available by Colonial Downs prior to and following each Race Meeting for an aggregate total of 20 days, the exact number of days before and number of days after each Race Meeting to be agreed upon each year by Colonial Downs and the VHBPA. Notwithstanding the foregoing, such periods may be shortened if the Backside Facilities are then needed for a live standardbred race meeting, and Colonial Downs shall provide advance notice to the Horsemen in any such event. During the aforesaid periods, Colonial Downs shall, at its own expense, make water and electricity available to each barn in use and keep the racing surfaces properly harrowed and watered.

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          B.   Vendors. Except as expressly provided elsewhere in this
               -------
Agreement, Colonial Downs shall not impose upon Horsemen any exclusive arrangement concerning farriers, feedmen, tack supplies, or any other suppliers or providers of services customarily used by owners and trainers; provided, however, that if Colonial Downs permits the use of bedding material other than straw, it may require the use of an exclusive supplier in order to facilitate removal of such used material. Notwithstanding the foregoing, Colonial Downs reserves the right to impose reasonable non-discriminatory requirements for security, safety and environmental reasons. Colonial Downs shall use its reasonable best efforts to keep unlicensed persons in the above categories off its premises.

          C.   Stall Applications. Prior to each Race Meeting, Colonial Downs
               ------------------
shall establish a cut-off date for the submission of stall applications. Colonial Downs shall use its commercially reasonable best efforts to ensure that each completed application contains the name, permanent address, telephone number and electronic mail (e-mail) address of the owner and trainer of each horse expected to be stabled on the grounds of the Racetrack during that Race Meeting. Colonial Downs shall, in the exercise of its sole business judgment, determine the terms for and approve or disapprove applications for stalls, but to the extent reasonably possible, preference shall be given to stall applications for Virginia-bred, Virginia-owned and Virginia-sired horses. Colonial Downs may consider, among other things, the following criteria in allocating stalls to Horsemen for use during Race Meetings:

               (1) The overall quality of the horses listed on the stall application;

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               (2)  The quality of the racetrack(s) where the horses listed on the stall applications have previously raced;

               (3) The number of starts a trainer listed on the application has made at past Colonial Downs Race Meetings, where applicable;

               (4) The financial and professional integrity of the trainer listed on the stall application;

               (5) The total number of stalls requested by a trainer in relation to the number of available stalls; and

               (6) The best interests of Colonial Downs and thoroughbred racing.

Each Horsemen accepting a stall at the Racetrack shall be required to use his or her best efforts to run his or her horses at the Racetrack during the Race Meeting consistent with the horses' physical condition and fitness, and race conditions.

          D.   Racetrack Kitchen. Colonial Downs shall provide a Racetrack
               -----------------
kitchen for use by Horsemen and others, with the terms, conditions and provisions thereof to be mutually agreed upon on an annual basis by the VHBPA and Colonial Downs. Joint approval of Colonial Downs and the VHBPA shall be required concerning, but not limited to, management of the facility, cleanliness of the facility, palatability and cost of food, adequacy of hours of operation, and adequacy of premises insurance coverage.

          E.   Temporary Building. On or before April 1, 2002, Colonial Downs
               ------------------
shall (i) designate a suitable location on the backstretch for the placement of a temporary building, currently anticipated to be a double-wide office trailer to be used

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during the 2002 Race Meeting for a classroom facility, an office for the chaplaincy program, a counseling office, a chapel, recreation, and a secure storage facility for VHBPA supplies, and (ii) obtain a written estimate for the cost of the installation and connection of adequate electricity for the lighting and air conditioning of the temporary building. Within ten (10) business days of the receipt of the foregoing designation and written estimate, the VHBPA shall notify Colonial Downs of its intention to proceed with the acquisition and installation of the temporary building and electrical service. Colonial Downs shall promptly seek and obtain all required permits for the temporary building, and the VHBPA shall promptly pay directly or reimburse Colonial Downs for all permit fees. The VHBPA shall remove the temporary building within a reasonable time following the close of the 2002 Race Meeting, and Colonial Downs shall permit the electrical service to remain to accommodate its use in a similar manner in subsequent years. The VHBPA shall save and hold harmless and shall indemnify Colonial Downs against any expenses, costs, claims, or demands, including attorney's fees, arising out of the installation, use, or removal of the temporary building and electrical service.

     10. Racing Committee. Colonial Downs and the VHBPA have organized and shall
         ----------------
maintain a joint committee to be known as the "Racing Committee." The VHBPA and Colonial Downs shall each continue to appoint not more than four (4) representatives to the Racing Committee. The Racing Committee (i) shall meet at the request of either Colonial Downs or the VHBPA on at least five (5) days notice to the other party, and (ii) may consider such matters as the stable area, barns, tack rooms, dormitories, promotion, publicity, track conditions (bad weather closing),

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racing-related programs, reserved seats and passes for Horsemen, number of races, purse schedules, track kitchen, other matters related to attendance, pari-mutuel handle or the quality of racing, and health benefit programs, death benefits, drug and alcohol abuse programs, and any other program that will aid and assist the racing industry in Virginia in hiring, retaining and caring for its personnel at the highest level.

         11. Representations and Warranties.
             ------------------------------

             A. VHBPA. In addition to the representations and warranties
                -----
contained elsewhere in this Agreement, the VHBPA warrants, represents to and covenants with Colonial Downs that during the Term of this Agreement:

                (l) This Agreement has been approved by the Board of Directors of the VHBPA;

                (2) This Agreement is valid and enforceable against the VHBPA according to its terms;

                (3) Except as provided in Section 15 below, the VHBPA and its officials shall not acquiesce or actively participate in any attempt to delay, interrupt, or bring about the temporary or permanent cessation or suspension of racing or other activities at the Racetrack, including simulcasting, or activities at the SWFs at any time during the Term of this Agreement;

                (4) Each VHBPA official shall utilize all of his or her powers of persuasion and shall take all reasonable action within his or her power, including all legal means at his or her disposal, to ensure that all VHBPA Members, their

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employees, other related personnel, and other backside personnel comply with the terms of this Agreement;

                (5) This Agreement shall be made available for review and copying by Members of the VHBPA and all other licensed owners, trainers, employees and backside personnel at the VHBPA office; and

                (6) The VHBPA shall use its reasonable best efforts to ensure that the backside area of the Racetrack is maintained in a safe, clean, and orderly condition when in use.

             B. Colonial Downs.  In addition to the representations and
                ---------------
warranties contained elsewhere in this Agreement, Colonial Downs warrants, represents to and covenants with the VHBPA that during the Term of this
Agreement:

                (1)  This Agreement has been approved by its General Partner;

                (2) This Agreement is valid and enforceable against Colonial Downs according to its terms;

                (3) Colonial Downs shall use its reasonable best efforts to ensure that the backside area of the Racetrack is maintained in a safe, clean and orderly condition when in use; and

                (4) Colonial Downs shall use its reasonable best efforts to assist the VHBPA in developing health and welfare programs for backstretch personnel; provided that, this Section imposes no obligation on either party to fund any such program.

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         12. VHBPA Office. Colonial Downs shall provide the VHBPA, without
             ------------
charge, a suitable private office located on the grounds of the Racetrack. Colonial Downs shall furnish said office with appropriate office furniture and telephone lines. The VHBPA shall pay the applicable charges for the installation and use of such telephone lines.

         13. Racing Officials. Colonial Downs shall send to the President of the
             ----------------
VHBPA a written list of the persons whom Colonial Downs has requested the Commission to approve as racing officials for each Race Meeting at the same time it submits that list to the Commission in accordance with the Commission's regulations.

         14. Governmental Approval. Nothing contained in this Agreement shall be
             ---------------------
construed as requiring either party to perform any term when such performance is contrary to law or requires prior governmental approval; provided, however, both parties shall use their best efforts to obtain governmental approval if such is required.

         15. Authorization for Out-of-State Simulcasting.  During the Term of
             -------------------------------------------
this Agreement, the VHBPA as the authorized representative of the Horsemen for interstate simulcasting purposes, hereby consents and authorizes Colonial Downs to negotiate and contract with simulcast and receiving facilities, including off-track wagering facilities outside the Commonwealth of Virginia, for (i) the conduct of off-track wagering at the Racetrack and the SWFs, and (ii) off-track wagering on live thoroughbred races emanating from the Racetrack, pursuant to the Interstate Horse Racing Act of 1978, P.L. 95-515 (the "Interstate Horse Racing Act"). This

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Agreement constitutes the contract required by Section 3004(a) of the Interstate
Horse Racing Act. Colonial Downs shall consider the best interests of live racing when simulcasting. To the extent required by law, out-of-state simulcasting for all of Colonial Downs' races at the Racetrack shall be subject to the consent of the VHBPA, which consent shall not be unreasonably withheld, delayed or conditioned. In the event consent is withheld, the VHBPA shall set forth its reasons for withholding its consent within a reasonable time after notice from Colonial Downs in advance of the intended simulcast.

         16. Copies of Documents; Database. Colonial Downs shall send a copy of
             -----------------------------
its stall application form, stakes purse program, and condition book for each Race Meeting to the VHBPA on or before the first day they are distributed to Horsemen. Additionally, Colonial Downs shall provide the VHBPA copies of all filings, if any, it makes with the U. S. Securities and Exchange Commission promptly after such filings are made. Colonial Downs shall share with and coordinate all information and data on Horsemen racing at the track with the VHBPA. The parties shall work jointly to develop and maintain an effective database of Horsemen racing in Virginia. Not later than thirty (30) days following the close of each Race Meeting, Colonial Downs shall provide the VHBPA a list of all owners and trainers who participated in that Race Meeting, including addresses, telephone numbers, and e-mail addresses to the extent collected by Colonial Downs.

         17. Horsemen's Backstretch Improvements and Programs. Colonial Downs
             ------------------------------------------------
and the VHBPA agree to expend for the benefit of Horsemen certain funds during calendar year 2002 for the improvement of backstretch working and living

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conditions and for educational, recreational, and counseling programs. Colonial
Downs shall provide $50,000 for capital improvements, with $25,000 to be provided by no later than June 1, 2002, and the remaining $25,000 to be provided by no later than July 15, 2002, the VHBPA shall provide at least $50,000 from its share of the signal sale (see subsection A of Section 4 above), $50,000 of which is to be provided from the first $50,000 available to the VHBPA from its share of the signal sale, and both the VHBPA and Colonial Downs shall use their best efforts to ensure that at least $150,000 is provided from the legitimate breakage deposited into the Racing Benevolence Fund pursuant to (S) 59.1-392(T)(2) of the Code of Virginia. Regarding the latter Fund, the VHBPA and Colonial Downs agree to use their best efforts to obtain any necessary authorization to use part of the legitimate breakage for such improvements and programs. All of the above funds shall be deposited into the Backstretch Improvement Escrow Account, which shall be established at a financial institution mutually acceptable to both Colonial Downs and the VHBPA, and shall be expended as mutually agreed by Colonial Downs and the VHBPA and subject to Commission approval pursuant to Section 30 below. To the extent funds are available, the improvements and programs for calendar year 2002 shall include the following: (1) implementation of the Groom Elite Program, which is a formal program developed in cooperation with Texas A & M University, to train grooms in equine science concepts and practices; (2) chaplaincy and counseling, including health and drug abuse programs; (3) participation in the national Kids To The Cup program to encourage young people to learn about the horse industry by participation in backstretch activities; (4) after work recreational programs for backstretch personnel, such as picnics, evening television and videos, etc.; (5) expansion and improvement of the Racetrack kitchen to better serve the nutritional and health needs of backstretch personnel; (6) out of VHBPA and Colonial Downs funds, upgrading of electrical service to the Racetrack dormitories and barns to handle air conditioning and cooling for grooms and horses as well as providing electrical service for temporary classroom, chaplaincy, and recreational facilities; and (7) out of VHBPA and Colonial Downs funds, implementation of a plan to eliminate from all barns the water runoff problem that in the past has resulted in standing water, which plan shall include appropriate landscaping and pesticide spraying. At the conclusion of the 2002 Race Meeting, Colonial Downs shall within sixty (60) days provide the VHBPA with an accounting of all expenditures made pursuant to this Section.

         18. Right to Terminate. Either party may terminate this Agreement upon
             ------------------
the other party's failure to substantially perform as required under this Agreement and such failure continues for thirty (30) days following the date written notice of default detailing the perceived failure to perform is sent to and received by the allegedly defaulting party in accordance with Section 24 below. Such termination shall not constitute an election of remedy, nor shall it constitute a waiver of a party's other remedies at law or in equity. Additionally, Colonial Downs may terminate this Agreement upon written notice to the VHBPA if the Racetrack and all the SWFs are closed for ninety (90) continuous days.

         19. Indemnification. The VHBPA shall indemnify and save harmless
             ---------------
Colonial Downs, its agents, representatives, employees, officers, directors and stockholders, their respective successors and assigns, and all persons acting by, through, under, or in concert with any of them, from and against any and all demands, liabilities, loss, costs, damages, or expenses of whatever nature or kind, including fees of attorneys and all other expenses, arising out of or in any way related to or occasioned by Colonial Downs' performance under subsection E of Section 4 above (Administrative Fee).

     20.  Mediation; Arbitration. In the event of any disputes or differences
          ----------------------
arising out of this Agreement, which the parties have been unable to resolve after reasonable efforts to do so, either party may refer the dispute or difference to a mediator mutually acceptable to the parties. In the event such mediation is unsuccessful, or the parties are unable to agree on a mediator, either party may refer the dispute or difference for final settlement to arbitration in accordance with the following procedures:

     A.   By the Commission. The party so desiring to refer the matter to
          -----------------
arbitration shall request the Commission to arbitrate the dispute or difference by a panel comprised of either one (1) or three (3) of its members, as its Chairman shall designate, in accordance with such rules as the Chairman of the Commission determines, including, but not limited to, the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect on the date of this Agreement unless the parties agree otherwise.

     B.   By Another Arbitrator. If the Commission declines to arbitrate the
          ---------------------
dispute or difference, the arbitration shall be conducted by a single arbitrator designated by the Chairman of the Commission; and if the Chairman declines to designate an arbitrator, the arbitration shall be conducted by a single arbitrator selected by Colonial Downs and the VHBPA in accordance with the rules of the AAA.

     C.   General. The arbitration shall take place in Richmond, Virginia,
          -------
unless the parties otherwise mutually agree, and shall be governed by the substantive contract law of the Commonwealth of Virginia, without regard to its conflict of laws rules or provisions, and the arbitration rules as determined pursuant to subsection A of this Section. The arbitration award shall be final, binding and conclusive on the parties, and not subject to any appeal. Except as may be required by the Commission, neither the participants, nor their counsel, nor the arbitrator shall disclose the content or substance of the arbitration proceedings until the arbitrator has issued his award. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial recognition of the award or any order of enforcement thereof, as the case may be. This subsection shall not be construed to limit the right of either party to apply to a court of competent jurisdiction for other equitable relief to preserve the status quo or prevent irreparable harm. The costs of the arbitration incurred by the parties for hearing reporting fees, rental of a hearing room and all AAA fees, costs and services charges and of the arbitrator shall be paid by Colonial Downs, except that hearing postponement or cancellation fees or charges by the AAA or the arbitrator shall be borne exclusively by the canceling or postponing party. Conversely, with respect to all other matters, unless the arbitrator otherwise so determines and provides in the arbitration award, each party shall bear its own costs and expenses incurred by that party in connection with arbitration, including without limitation each party's own travel expenses, hearing witness expenses and attorney's fees.

     21.   Further Assurances. The VHBPA and Colonial Downs shall execute such
           ------------------
instruments and documents, and shall give such further assurances, as may be necessary to accomplish the purpose and intent of this Agreement. Additionally, upon execution of this Agreement, the VHBPA immediately shall notify its national affiliate that it has entered into this Agreement.

     22.  Consents, Approvals, Agreements or Assurances. Wherever this Agreement
          ---------------------------------------------
requires the consent, approval, agreement, or assurance of Colonial Downs and/or the VHBPA, (1) a request for such consent, approval, agreement, or assurance from one party shall be responded to by the other party in a timely and business-like manner, and (ii) such consent, approval, agreement, or assurance shall not be unreasonably withheld, delayed or conditioned unless otherwise specifically provided in this Agreement.

     23.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     24.  Notices. All notices, requests, demands or other communications as may
          -------
be required by this Agreement shall be in writing, shall be signed by an authorized representative of the party providing the communication, shall be sent to each of the persons listed below, may be sent by certified mail, return receipt requested, or by telephone facsimile, and shall be deemed to have been given or made when received by personal delivery or otherwise. A courtesy hard copy of any communication that is sent by telephone facsimile also shall be sent by certified mail, return receipt requested. The current addresses of persons to whom communications are to be sent are as follows:

         Colonial Downs:    Mr. Jeffrey P. Jacobs
                            Chairman & CEO
                            Colonial Downs, L.P.
                            10515 Colonial Downs Parkway
                            New Kent, VA  23124

                            Mr. Ian M. Stewart
                            President
                            Colonial Holdings, Inc.
                            10515 Colonial Downs Parkway
                            New Kent, VA  23124

         Copy to:           James L. Weinberg, Esq.
                            Hirschler Fleischer
                            The Federal Reserve Bank Building
                            P. O. Box 500
                            701 E. Byrd Street, 15th floor
                            Richmond, VA  23219

                            Mr. John E. Mooney
                            President
                            Maryland-Virginia Racing Circuit, Inc.
                            10515 Colonial Downs Parkway
                            New Kent, VA  23124

                            H. Lane Kneedler, Esq.
                            Reed Smith LLP
                            901 East Byrd Street, Suite 1700
                            Richmond, Virginia 23219-4069

         VHBPA:             Ms. Althea D. Richards
                            President
                            Virginia Horsemen's Benevolent and
                                  Protective Association, Inc.
                            P. O. Box 273
                            Millwood, VA  22646


         Copy to:           Peter C. Burnett, Esq.

                            Burnett & Williams, P.C.
                            105 Loudoun Street, S.E.
                            Leesburg, Virginia 20175

     25.  Waivers. No waiver by a party to this Agreement of any breach of this
          -------
Agreement or any of its terms shall be effective unless, and only to the extent, such waiver is in writing signed by the party providing or making such waiver and delivered to the other party as provided in Section 24 above. No waiver of any breach shall be deemed to be a waiver of any other or any subsequent breach.

     26.  Applicable Law; Venue. This Agreement is being executed and delivered
          ---------------------
in the Commonwealth of Virginia and shall be construed and enforced in accordance with the law of Virginia without regard to its conflict of laws rules and provisions. In all court proceedings brought in connection with this Agreement, the parties hereto irrevocably consent to exclusive personal jurisdiction by, and venue in, the Circuit Court for the City of Richmond, Virginia, or the United States District Court for the Eastern District of Virginia, Richmond Division.

     27.  Headings. Any headings preceding the text of the several sections,
          --------
subsections, paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

     28.  Severability. If any provision of this Agreement is declared invalid
          ------------
by any tribunal, or becomes invalid or inoperative by operation of law, the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

         29. Entire Agreement: Modification.  This Agreement contains the entire
             ------------------------------
Agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No modification, variation or amendment of this Agreement or of any attachment or exhibit to this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by the parties to this Agreement.

         30. Approval by the Commission. The parties acknowledge that this
             --------------------------
Agreement and the expenditures from the Racing Benevolence Fund detailed in
Section 17 above are subject to the approval of the Commission. If this Agreement and such expenditures are not approved by the Commission, this Agreement shall be null and void. Upon such approvals, this Agreement shall be effective as of January 1, 2002, regardless of the date of the Commission's approvals.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

VIRGINIA HORSEMEN'S                       COLONIAL DOWNS, L.P.
BENEVOLENT AND PROTECTIVE
ASSOCIATION, INC.                         By: Stansley Racing Corp., its General
                                              Partner

By:   /s/ Althea D. Richards                  By: /s/ Ian M. Stewart
      ------------------------------              -----------------------------
      Althea D. Richards, President               Ian M. Stewart, President


                                          STANSLEY RACING CORP.


                                          By: /s/ Ian M. Stewart
                                              -------------------------
                                              Ian M. Stewart, President

                                    EXHIBIT A
                                     FORM OF
                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT is entered into this 20th day of February 2002, by and between COLONIAL DOWNS, L.P., a Virginia limited partnership (the "Trustee"), and VIRGINIA HORSEMEN'S BENEVOLENT AND PROTECTIVE ASSOCIATION, INC., a not-for-profit corporation ("VHBPA"), on behalf of the thoroughbred horsemen engaging in thoroughbred racing at Colonial Downs' racetrack (the "Track") (collectively, the "Beneficiaries").

                              W I T N E S S E T H:

         WHEREAS, pursuant to prior agreements that have expired and an Agreement, dated as of February ___, 2002 ("Horsemen's Agreement"), relating to live thoroughbred racing at Colonial Downs, among other matters, the Trustee has and will make deposits into an account currently maintained at Virginia National Bank, Charlottesville branch (the "Thoroughbred Partners' Account") which will be used to fund purses and related payments to the Beneficiaries participating in racing at the Track during the 2002 thoroughbred racing season and other years governed by the Horsemen's Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  The Account.  The Trustee shall maintain the Thoroughbred Partners'
             -----------
Account at a financial institution mutually acceptable to the parties and that is insured by an agency of the United States government.

         2.  Deposits. The Trustee shall deposit all funds required by the
             --------
Horsemen's Agreement into the Thoroughbred Partners' Account. The funds so deposited into the Thoroughbred Partners' Account, exclusive of interest earned thereon, are hereinafter referred to as the "Trust Account Funds." Except as provided in Section 5.B. of the Horsemen's Agreement, no other funds shall be deposited into the Thoroughbred Partners' Account, and the Trustee shall not commingle any other funds with the Trust Account Funds.

         3.  Withdrawals. The VHBPA, on behalf of the Beneficiaries, grants the
             -----------
Trustee the authority to withdraw funds from the Thoroughbred Partners' Account to make payments required to be made pursuant to the terms and provisions of the Horsemen's Agreement, including, without limitation, to provide for the payment of purses and related awards to the Beneficiaries.

         4.  Title to Funds in the Account. The Trustee shall hold only legal
             -----------------------------
title to the Trust Account Funds and shall not have any equitable or beneficial interest in such Funds. Accordingly, the Trust Account Funds are excluded from the Trustee's estate for purposes of 11 U.S.C.ss. 541(d), as amended.

         5.  Interest. The Trustee understands and accepts that interest, if
             --------
any, earned on the Funds will be reported under its employer identification number, that such reporting is done as a matter of convenience for the administration of the Thoroughbred Partners' Account and that the receipt of such interest does not affect the beneficial and equitable title that the parties have to such interest and is not in derogation of the rights and entitlements of the parties as set forth herein and in the Horsemen's Agreement.

         6.  Trustee's Duties. The duties of the Trustee under this Agreement
             ----------------
shall be limited to the safekeeping and disbursement of the Trust Account Funds and documents under the terms and conditions of this Agreement. The Trustee shall be entitled to rely on and may assume the genuineness and authenticity of any signatures purported to be made by the parties hereto, their lawful representatives, and successors or assigns. Upon election of either party hereto, an independent third party may be appointed trustee of the Thoroughbred Partners' Account and the Trustee hereunder may be relieved of its duties as trustee but shall be bound by the other provisions of this Agreement.

         7.  Limitation on Liability. The Trustee shall not be liable for any
             -----------------------
claims, damages, liabilities, losses, costs, or expenses arising from the Trustee's acts or omissions with respect to the Trust Account Funds or its performance hereunder, unless such actions or omissions result from the Trustee's negligence or willful misconduct.

         8.  Reimbursement of Expenses. The Trustee shall be reimbursed in the
             -------------------------
form of one-half of the interest accruing on the Trust Account Funds for all costs and expenses reasonably incurred by it in connection with the administration of the Account, including payment of any trustee fees to a third-party trustee.

         9.  Termination. This Agreement shall terminate on the date on which
             -----------
all payments under the Horsemen's Agreement have been made and the Horsemen's Agreement is no longer in effect.

         10. Notices.  All notices, approvals, and other communications
             -------
authorized or required to be given between the parties hereto shall be validly given or made if in writing and sent in accordance with the terms and conditions of the Horsemen's Agreement.

         11. Governing Law.  This Agreement shall be governed, construed, and
             -------------
enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any conflicts of law provisions thereof.

         12. Miscellaneous. Any action, suit, or proceeding in respect of or
             -------------
arising out of this Agreement may be prosecuted as to any party hereto in Richmond, Virginia. Each party hereto consents to the exercise of jurisdiction over its person by any court situated in Richmond, Virginia and having jurisdiction over the subject matter of any such action, suit, or proceeding. The invalidity or unenforceability of any provision of this Agreement in any particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect. This Agreement and the Horsemen's Agreement set forth the entire understanding of the parties to this Agreement with respect to the operation of the trust for the Thoroughbred Partners' Account and may not be amended except by a written instrument executed by all parties hereto. Other than the Horsemen's Agreement, any previous agreements or understandings among the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement. All of the covenants, stipulations, terms, and conditions of this Agreement shall extend to and be binding upon the respective successors and assigns of the parties hereto, but this Agreement shall not be assigned by the Trustee without the prior written consent of the Beneficiaries.

         This Agreement or any amendment hereto may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same Agreement.

VIRGINIA HORSEMEN'S                         COLONIAL DOWNS, L.P.
BENEVOLENT AND PROTECTIVE
ASSOCIATION, INC.                           By:  Stansley Racing Corp., its
                                                 General Partner

By: /s/ Althea D. Richards             By: /s/ Ian M. Stewart
    -------------------------------        ---------------------------
    Althea D. Richards, President          Ian M. Stewart, President


                                        3